Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 4:30 PM ET, June 7, 2006

eOn Communications Reports Record Third Quarter Results

Compared with previous quarter, earnings increased 49% and cash increased 91%

ATLANTA (June 7, 2006) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported record net income of $294,000 or $0.02 per common share for the third fiscal quarter ended April 30, 2006.

Net income for the quarter was $294,000, or $0.02 per common share, compared to a net loss of $696,000, or ($0.05) per common share in the quarter ended April 30, 2005. Net income consisted of $269,000 from continuing operations, compared to a loss from continuing operations of $617,000 or ($0.04) per common share in the quarter ended April 30, 2005, and a gain on disposal of discontinued operations of $25,000 related to the sale of Cortelco Shanghai.

Revenues from continuing operations were $3,047,000, an increase of 4% compared to $2,942,000 for the same period last year. Third quarter revenue increased 3% and income from continuing operations increased 49% compared to the second fiscal quarter of 2006.

Net income for the nine months was $1,406,000, or $0.11 per common share, compared to a net loss of $1,126,000, or ($0.09) per common share in the nine months ended April 30, 2005. Income from continuing operations was $630,000 or $0.05 per common share compared to a loss from continuing operations of $1,211,000 or ($0.10) per common share in the nine month period ended April 30, 2005. Net income also included $256,000 from discontinued operations, $303,000 gain on disposal of discontinued operations and an extraordinary gain on the purchase of Cortelco Shanghai of $217,000. Revenues from continuing operations were $9,183,000, a decrease of 9% compared with $10,066,000 for the same period last year.

Cash and cash equivalents and short-term marketable securities increased 91% to $6,662,000 from $3,494,000 as of January 31, 2006.

“I am pleased to report that for the second consecutive quarter we have produced record earnings results. I would like to thank our customers, partners and employees for their efforts in helping to achieve this significant milestone. Building on this momentum, we expect to produce the first profitable year in our company’s history,” stated David Lee, eOn’s chairman and chief executive officer. “Furthermore, the significant strengthening of our balance sheet will aid us in our efforts to accelerate the company’s future growth,” added Lee.

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During the quarter the company added new customers of its eQueue contact center solution, including SerWizSol a wholly owned subsidiary of Tata Sons, Ltd., and one the largest outsourced customer service BPO providers in India.

The United States Small Business Administration (SBA) selected eOn’s Millennium Converged Communications solution for its loan application service center, where the service needs of small business owners displaced as a result of hurricane Katrina are addressed.

Follow-on orders were received from the US Coast Guard, Northrop Grumman, Professional Teledata, Intercall, Collections, Aramark Corp., and CallTech.

Conference Call

The Company will host a conference call at 4:45 p.m. ET, June 7, 2006, to discuss third quarter results. To hear the call, dial 800-289-0496 or visit our investor relations website at investor.eoncc.com. A replay of the call will be posted to our investor relations website shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended April 30,		Nine Months Ended April 30,
	2006	2005	2006	2005
REVENUE
Net revenue	$3,047	$2,942	$9,183	$10,066
COST OF REVENUE
Cost of revenue	1,107	1,042	3,191	4,068

Gross profit	1,940	1,900	5,992	5,998

OPERATING EXPENSE
Selling, general and administrative	1,074	1,747	3,510	4,852
Research and development	643	771	1,901	2,412
Other (income) expense, net	(1)	23	63	13

Total operating expense	1,716	2,541	5,474	7,277

Income (loss) from continuing operations	224	(641)	518	(1,279)
Interest income	45	24	112	68

Income (loss) from continuing operations before income taxes	269	(617)	630	(1,211)

Income tax expense	—	—	—	—

Income (loss) from continuing operations after income taxes	269	(617)	630	(1,211)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations, net of tax and minority interest of $0, $86, $289 and $95, respectively	—	(79)	256	85
Gain on disposal of discontinued operations, net of tax of $0, $0, $20 and $0, respectively	25	—	303	—

Income (loss) from discontinued operations	25	(79)	559	85

Income (loss) before extraordinary item	294	(696)	1,189	(1,126)
EXTRAORDINARY ITEM
Extraordinary gain, net of income taxes of $0	—	—	217	—

Net income (loss)	$294	$(696)	$1,406	$(1,126)

Weighted average shares outstanding:
Basic	13,424	12,859	13,309	12,838
Diluted	13,587	12,859	13,394	12,838

Basic income (loss) per share:
From continuing operations after income taxes	$0.02	$(0.04)	$0.05	$(0.10)
From discontinued operations, net of tax and minority interest	—	(0.01)	0.04	0.01
From extraordinary gain, net of income taxes	—	—	0.02	—

Basic income (loss) per share	$0.02	$(0.05)	$0.11	$(0.09)

Diluted income (loss) per share:
From continuing operations after income taxes	$0.02	$(0.04)	$0.05	$(0.10)
From discontinued operations, net of tax and minority interest	—	(0.01)	0.04	0.01
From extraordinary gain, net of income taxes	—	—	0.02	—

Diluted income (loss) per share	$0.02	$(0.05)	$0.11	$(0.09)

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eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	April 30, 2006	July 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$912	$870
Marketable securities	5,750	3,600
Trade accounts receivable, net of allowance of $555 and $1,106, respectively	2,091	2,145
Trade accounts receivable - related party	80	19
Proceeds receivable from sale of discontinued operations	40	—
Inventories	2,032	2,155
Prepaid and other current assets	351	206
Current assets of discontinued operations	—	7,408

Total current assets	11,256	16,403

Property and equipment, net	286	434
Goodwill	21	21
Investments	301	—
Non-current assets of discontinued operations	—	271

Total assets	$11,864	$17,129

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$536	$703
Trade accounts payable - related party	89	157
Deferred acquisition payment	—	914
Accrued expenses and other	1,664	1,603
Current liabilities of discontinued operations	—	4,952

Total current liabilities	2,289	8,329

Minority interest of discontinued operations	—	1,145
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.001 par value (50,000,000 shares authorized, 14,128,131 and 13,579,957 shares issued, respectively)	14	13
Additional paid-in capital	55,029	54,455
Treasury stock, at cost (676,900 shares)	(1,502)	(1,502)
Accumulated deficit	(43,966)	(45,372)
Accumulated other comprehensive income	—	61

Total stockholders’ equity	9,575	7,655

Total liabilities and stockholders’ equity	$11,864	$17,129

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